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EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Genesis has the following consolidated subsidiaries, each of which is wholly-owned.

                     Name                              Jurisdiction
                     ----                              ------------

GenCoat Inc.                                           Delaware

GenInternational Inc.                                  Delaware

GenSystems Inc.                                        Delaware

GenSystems Services Inc.                               Delaware

GFG Corporation                                        Wisconsin

H-V Asset Management Corp.                             Delaware

H-V Equipment Company                                  Pennsylvania

H-V Mill Roll Services Inc.                            Pennsylvania

H-V Roll Center Inc.                                   Pennsylvania

H-V Technical Servcies Inc.                            Delaware

Herr-Voss Corporation                                  Pennsylvania

Herr-Voss Industries Inc. (a)                          Pennsylvania

Monarch Ohio, Inc.                                     Ohio

Precision Industrial Corporation                       Delaware

Stamco Depiereux GmbH (a)                              Germany

Monarch Busch GmbH (a)                                 Germany

Stamco (U.K.), Ltd.                                    United Kingdom

Monarch Machine Tool International, Inc. (FSC)         Barbados, West Indies

GFG International Corporation (FSC) (a)                Virgin Islands

GFG Peabody Ltd.                                       United Kingdom

H-V Foreign Sales Corporation (a)                      Virgin Islands

Herr-Voss Limited                                      United Kingdom

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Mazuinas Operatrizes Monarch LTDA                      Brazil

Salem Engineering Company Limited                      United Kingdom

Salem Engineering Limited                              United Kingdom


(a)  Entities are in liquidation.
















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